UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 26, 2020
Federal Home Loan Bank of Cincinnati
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(513) 852-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
Officers of the Federal Home Loan Bank of Cincinnati (the FHLB) will participate in teleconference calls hosted by the Tennessee Bankers Association and the Ohio Bankers League on March 26, 2020 and March 27, 2020, respectively. The officers will present and answer questions related to the FHLB’s actions and preparedness during the novel coronavirus (COVID-19) pandemic; government relations activities; the continued availability of Advances; and recent updates to members regarding options for servicers under our Mortgage Purchase Program (MPP) to provide relief to MPP borrowers impacted by COVID-19, collateral, and capital stock purchase requirements. Members are encouraged to monitor communications from the FHLB via NewsLine, Member Services Updates, and website (www.fhlbcin.com).
The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati
March 26, 2020	By:	/s/ Bridget C. Hoffman
Name: Bridget C. Hoffman
Title: Senior Vice President, General Counsel